UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 28, 2018

Aetna Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT		06156
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(860) 273-0123

Former name or former address, if changed since last report:		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

On December 3, 2017, CVS Health Corporation (“CVS Health”), a Delaware corporation, Aetna Inc., a Pennsylvania corporation (“Aetna”), and Hudson Merger Sub Corp., a Pennsylvania corporation and a wholly-owned subsidiary of CVS Health (“Merger Sub”), entered into an Agreement and Plan of Merger (the “merger agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into Aetna (the “merger”), with Aetna surviving the merger as a wholly-owned subsidiary of CVS Health. In connection with the merger, on February 9, 2018, Aetna filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), setting forth important information regarding the merger, including information required by Item 402(t) of Regulation S-K regarding certain compensation that will or may be paid or become payable to each of Aetna’s named executive officers that is based on or otherwise relates to the merger.

On February 22, 2018 (February 23, 2018 in the case of Mr. Bertolini), Aetna’s Committee on Compensation and Talent Management approved 2018 annual long-term incentive awards for Aetna’s executive officers as follows: Mr. Bertolini ($16,619,400); Mr. Guertin ($4,250,000); Ms. Lynch ($5,500,000); Mr. Sabatino ($3,500,000); Mr. Jelinek ($4,150,000); Ms. McCarthy ($2,850,000); Dr. Paz ($1,550,000); and Mr. Soistman ($3,350,000). These award values will be converted into Aetna restricted stock units (“RSUs”) on March 2, 2018 using the closing price per share of Aetna common stock on that date. For Mr. Bertolini, the amount above includes RSUs granted in settlement of a portion of his 2017 annual bonus.

In addition, as disclosed on Aetna’s Form 8-K filed with the SEC on January 25, 2018, Aetna announced that Gary W. Loveman, Ph.D., Aetna’s Executive Vice President, Consumer Health and Services, would be leaving Aetna. In connection with his departure, Mr. Loveman and Aetna entered into a separation agreement dated February 13, 2018 and effective February 21, 2018. Aetna’s Form 8-K filed with the SEC on February 20, 2018 contains the principal terms of the separation agreement.

Due to the events described above, and the vesting in the ordinary course on February 20, 2018 of RSUs held by Mr. Bertolini, this Form 8-K updates the Proxy Statement as set forth below. For purposes of determining the aggregate value of the vesting of outstanding unvested equity awards upon completion of the merger, this disclosure assumes the 2018 RSU awards are granted at a price per Aetna common share of $175.55, which is the closing price per Aetna common share on February 23, 2018.

Interests of Aetna’s Directors and Executive Officers in the Merger

Page 26: Assuming a closing date for the merger of December 3, 2018 and price per Aetna common share of $205.03, which is calculated based on the price of a share of CVS Health common stock of $71.65, which is the average closing price of a share of CVS Health common stock over the five-business-day period following the first public announcement of the merger agreement, the aggregate value of vesting of outstanding unvested equity awards upon completion of the merger or upon an involuntary termination of employment (other than for cause) in connection with completion of the merger payable in the aggregate to Aetna’s non-employee directors and executive officers is estimated to be approximately $40.9 million for Aetna stock appreciation rights, approximately $50.5 million for Aetna RSUs and approximately $25.4 million for Aetna performance stock units (“PSUs”). The Proxy Statement previously reported such values to be approximately $48.7 million for Aetna stock appreciation rights, approximately $1.7 million for Aetna RSUs and approximately $30.2 million for Aetna PSUs.

Page 27: Assuming a qualifying termination of employment for all of Aetna’s executive officers upon completion of the merger, the aggregate value of severance benefits to be paid or provided (including benefits continuation) to Aetna’s executive officers is estimated to be approximately $22.9 million. The Proxy Statement previously reported such value to be approximately $24.6 million.

Page 210: For Messrs. Bertolini and Loveman, the respective estimated value of the Aetna common shares (whether held directly or indirectly) and Aetna equity awards that are currently vested or scheduled to vest before the assumed completion date of the merger (with the value of each vested Aetna stock appreciation right calculated based on $205.03 minus the applicable per share exercise price for the Aetna stock appreciation right) and, in the case of Mr. Bertolini, vested deferred stock units, is $463,825,196 and $32,781,807, respectively. The Proxy Statement previously reported such values to be $465,266,762 and $22,512,574.

Page 210: The last paragraph of the section entitled “Vested Equity Interests of Aetna’s Directors and Executive Officers” is replaced with the following: On January 25, 2018, Aetna announced that Mr. Loveman will be leaving the company. A description of Mr. Loveman’s separation agreement is included in the Current Report on Form 8-K filed by Aetna on February 20, 2018, which is incorporated by reference into this joint proxy statement/prospectus.

Page 211: For Mr. Jelinek, Ms. McCarthy, Dr. Paz and Mr. Soistman, the estimated values of the unvested equity awards (including Aetna stock appreciation rights, Aetna RSUs and Aetna PSUs) held by each such executive officer that are expected to vest as of the assumed completion date of the merger, including as a result of an assumed involuntary termination of employment (other than for cause) in connection with completion of the merger on that date (with the value of each unvested Aetna stock appreciation right calculated based on $205.03 minus the applicable per share exercise price for the Aetna stock appreciation right) is as follows: Mr. Jelinek ($16,257,601); Ms. McCarthy ($5,510,101); Dr. Paz ($2,995,589) and Mr. Soistman ($6,479,429). The Proxy Statement did not take into account any potential grants in the ordinary course of business to the extent permitted under the merger agreement between the filing of the joint proxy statement/prospectus and the assumed completion date of the merger and reported such values to be: Mr. Jelinek ($11,410,692); Ms. McCarthy ($2,181,439); Dr. Paz ($1,185,174) and Mr. Soistman ($2,566,842). For Ms. McCarthy, Dr. Paz and Mr. Soistman, the amounts exclude the portion of awards the executive is entitled to receive as a result of reaching retirement eligibility under the award terms, regardless of the merger.

Quantification of Potential Payments to Aetna Named Executive Officers in Connection with the Merger

Page 216: The third paragraph of the section entitled “Quantification of Potential Payments to Aetna Named Executive Officers in Connection with the Merger” is replaced with the following: On January 25, 2018, Aetna announced that Mr. Loveman will be leaving the company. A description of Mr. Loveman’s separation agreement is included in the Current Report on Form 8-K filed by Aetna on February 20, 2018, which is incorporated by reference into this joint proxy statement/prospectus.

Page 217: The table and corresponding footnotes are amended and restated to read in their entirety as follows:

Name	Cash (1)	Equity (2)	Benefits (3)	Total
Mark T. Bertolini	$6,720,000	$31,418,088	$3,815	$38,141,903
Chairman and Chief Executive Officer
Shawn M. Guertin	1,974,308	16,654,112	4,745	18,633,165
Executive Vice President, CFO and Chief Enterprise Risk Officer
Gary W. Loveman, Ph.D.	—	—	—	—
Former Executive Vice President, Consumer Health and Services
Karen S. Lynch	5,216,400	21,288,570	3,809	26,508,779
President
Thomas J. Sabatino, Jr.	1,500,000	16,182,797	3,815	17,686,612
Executive Vice President and General Counsel

(1)	Cash: The amount in this column and set forth below assumes termination by Aetna without “cause” or by the executive for “good reason” on the assumed completion date of the merger. The following provides a summary of the cash severance amounts:

Name	Base Salary and Target Incentive (a)	Incentive Plan (b)	Total
Mark T. Bertolini	$5,280,000	$1,440,000	$6,720,000
Shawn M. Guertin	1,072,308	902,000	1,974,308
Gary W. Loveman, Ph.D. (c)	—	—	—
Karen S. Lynch	4,098,600	1,117,800	5,216,400
Thomas J. Sabatino, Jr.	750,000	750,000	1,500,000

(a)	For Mr. Bertolini and Ms. Lynch, the severance payment is based on 24 months of his or her cash compensation (calculated as annual base salary and target cash bonus opportunity). For Mr. Guertin, the severance amount is based on 68 weeks of his annual base salary. For Mr. Sabatino, the severance payment is based on 52 weeks of his annual base salary.

(b)	Reflects each named executive officer’s annual incentive plan bonus for the full year of closing pursuant to the terms of the 2001 Annual Incentive Plan, assuming a target level of performance for the portion of the year prior to the date of completion of the merger.

(c)	Mr. Loveman will be entitled to receive base salary continuation in connection with his separation from the Company prior to the completion of the merger, which is unrelated to the completion of the merger. He will not be entitled to receive an annual incentive plan bonus for the year of closing.

(2)	Equity: The amounts in this column reflect the value of the accelerated vesting of unvested equity awards that would occur upon completion of the merger and upon a qualifying termination of employment within 24 months following completion of the merger. The assumed per-share value of Aetna common shares for purposes of determining the values in this column is $205.03. This value is calculated based on a price of a share of CVS Health common stock of $71.65, which, as required by Item 402(t) of Regulation S-K, is the average closing price of a share of CVS Health common stock over the five business day period following the first public announcement of the merger agreement. For Mr. Bertolini, the amounts exclude the portion of awards he is entitled to receive as a result of reaching retirement eligibility under the award terms, regardless of the merger. In connection with his separation from the Company, Mr. Loveman will be provided with the opportunity to earn a pro-rated number of his outstanding PSU awards, will continue to vest in his stock appreciation right awards during his salary continuation period and with respect to the vesting of his 2017 stock appreciation right award he will be treated as “retirement eligible” under the stock appreciation right award agreement. The value of the continued vesting of Mr. Loveman’s PSU and stock appreciation right awards is unrelated to the completion of the merger and is excluded. The following sets forth the applicable accelerated vesting amounts by type of award:

Name	Accelerated Aetna Stock Appreciation Rights	Accelerated Aetna RSUs	Accelerated Aetna PSUs (a)	Total
Mark T. Bertolini	$6,913,517	$21,123,421	$3,381,150	$31,418,088
Shawn M. Guertin	7,165,529	4,963,776	4,524,807	16,654,112
Gary W. Loveman, Ph.D.	—	—	—	—
Karen S. Lynch	9,131,726	6,423,795	5,733,049	21,288,570
Thomas J. Sabatino, Jr.	6,704,055	4,087,888	5,390,854	16,182,797

(a)	Aetna PSUs held by Aetna’s named executive officers will be earned either at target or higher actual performance as of the date of completion of the merger, depending on the applicable terms and the ability of Aetna to determine actual performance as of completion of the merger. Because actual performance is not measurable at this time, this disclosure assumes target performance through the date of the applicable named executive officer’s termination.

(3)	Benefits: The estimated amounts in this column reflect the value of the continuation of health, dental and vision insurance under the plans and programs in which the named executive officer currently participates for a period of nine weeks following termination and the value of continued coverage under Aetna’s medical plan at employee rates for an additional two months thereafter.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between CVS Health Corporation (“CVS Health”) and Aetna Inc. (“Aetna”), on February 9, 2018, CVS Health filed with the Securities and Exchange Commission (the “SEC”) an amendment to the registration statement on Form S-4 that was originally filed on January 4, 2018. The registration statement includes a joint proxy statement of CVS Health and Aetna that also constitutes a prospectus of CVS Health. The registration statement was declared effective by the SEC on February 9, 2018, and CVS Health and Aetna commenced mailing the definitive joint proxy statement/prospectus to stockholders of CVS Health and shareholders of Aetna on or about February 12, 2018. INVESTORS AND SECURITY HOLDERS OF CVS HEALTH AND AETNA ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the definitive joint proxy statement/prospectus and other documents filed with the SEC by CVS Health or Aetna through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CVS Health are available free of charge within the Investors section of CVS Health’s Web site at http://www.cvshealth.com/investors or by contacting CVS Health’s Investor Relations Department at 800-201-0938. Copies of the documents filed with the SEC by Aetna are available free of charge on Aetna’s internet website at http://www.Aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-0896.

Participants in the Solicitation

CVS Health, Aetna, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of CVS Health is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 14, 2018, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 31, 2017, and certain of its Current Reports on Form 8-K. Information about the directors and executive officers of Aetna is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 7, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive joint proxy statement/prospectus filed with the SEC and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a safe harbor for forward-looking statements made by or on behalf of CVS Health or Aetna. This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Reform Act. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond CVS Health’s and Aetna’s control.

Statements in this Current Report on Form 8-K regarding CVS Health and Aetna that are forward-looking, including CVS Health’s and Aetna’s projections as to the closing date for the pending acquisition of Aetna (the “transaction”), the extent of, and the time necessary to obtain, the regulatory approvals required for the transaction, the anticipated benefits of the transaction, the impact of the transaction on CVS Health’s and Aetna’s businesses, the expected terms and scope of the expected financing for the transaction, the ownership percentages of CVS Health’s common stock of CVS Health stockholders and Aetna shareholders at closing, the aggregate amount of indebtedness of CVS Health following the closing of the transaction, CVS Health’s expectations regarding debt repayment and its debt to capital ratio following the closing of the transaction, CVS Health’s and Aetna’s respective share repurchase programs and ability and intent to declare future dividend payments, the number of prescriptions used by people served by the combined companies’ pharmacy benefit business, the synergies from the transaction, and CVS Health’s, Aetna’s and/or the combined company’s future operating results, are based on CVS Health’s and Aetna’s managements’ estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond their control. In particular, projected financial information for the combined businesses of CVS Health and Aetna is based on estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of CVS Health and Aetna. Important risk factors related to the transaction could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that a condition to the closing of the proposed transaction may not be satisfied; the outcome of litigation related to the transaction; the ability to achieve the synergies and value creation contemplated; CVS Health’s ability to promptly and effectively integrate Aetna’s businesses; and the diversion of and attention of management of both CVS Health and Aetna on transaction-related issues.

In addition, this Current Report on Form 8-K may contain forward-looking statements regarding CVS Health’s or Aetna’s respective businesses, financial condition and results of operations. These forward-looking statements also involve risks, uncertainties and assumptions, some of which may not be presently known to CVS Health or Aetna or that they currently believe to be immaterial also may cause CVS Health’s or Aetna’s actual results to differ materially from those expressed in the forward-looking statements, adversely impact their respective businesses, CVS Health’s ability to complete the transaction and/or CVS Health’s ability to realize the expected benefits from the transaction. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the transaction and/or CVS Health or Aetna, CVS Health’s ability to successfully complete the transaction and/or realize the expected benefits from the transaction. Additional information concerning these risks, uncertainties and assumptions can be found in CVS Health’s and Aetna’s respective filings with the SEC, including the risk factors discussed in “Item 1.A. Risk Factors” in CVS Health’s and Aetna’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC.

You are cautioned not to place undue reliance on CVS Health’s and Aetna’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither CVS Health nor Aetna assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: February 28, 2018	By:	/s/ Heather Dixon
Name: Heather Dixon
Title: Vice President, Controller and Chief Accounting Officer